UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 26, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01 Other Events.
Applied Digital Extends Agreement with U.S. Hyperscaler
On July 26, 2024, Applied Digital Corporation (the “Company”) entered into an agreement extending the exclusivity period under the previously announced letter of intent with the U.S. based hyperscaler for leasing the Company's Ellendale, North Dakota campus, which is being built to support 400 megawatts of critical IT load. The Company and the hyperscaler have been engaged in due diligence and negotiations of the lease documentation. The extended exclusivity period is intended to afford the parties sufficient time to complete their negotiations and documentation. However, no assurance can be given that the parties will actually consummate the lease documentation.
The Company continues construction on the first 100 megawatt building on the Ellendale, North Dakota campus, and to focus on the growth of the Company’s cloud business. As previously announced, the Company continues to opportunistically explore various financing options for these activities including negotiating term sheets and letters of intent with various lenders and investors. The Company may be engaged in a multitude of conversations and negotiations with various financing sources at any point in time, and such discussions may be in varying stages of negotiation at any point in time. No assurance can be given that any of the financings analyzed by the Company will be on terms acceptable to the Company or will be completed at all.
Forward-Looking Statements
This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	July 26, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer